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                                                                     EXHIBIT 5.1

                         [LETTERHEAD OF SHEA & GARDNER]


                                April 29, 1999


Realty Information Group, Inc.
7475 Wisconsin Avenue
Bethesda, Maryland 20814

Ladies and Gentlemen:

       As counsel for Realty Information Group, Inc., a Delaware corporation (the "Company"), we are familiar with the Company's Registration Statement on Form S-1, first filed with the Securities and Exchange Commission the ("Commission") under the Securities Act of 1933, as amended (the "Act"), on March 24, 1999, as it may be further amended or supplemented (the "Registration Statement") with respect to the offering (the "Offering") of up to 3,250,000 shares of the Company's Common Stock, $.01 par value, by the Company and certain selling stockholders (the "Firm Shares") and up to an additional 487,500 shares of Common Stock (the "Option Shares") subject to an Underwriters' over-allotment option. The Firm Shares and the Option Shares are collectively referred to hereafter as the "Shares."

       In connection with the foregoing, we have examined (i) the Certificate of Incorporation of the Company filed with the Secretary of State of Delaware on February 2, 1998, (ii) the Restated Certificate of Incorporation filed with the Secretary of State of Delaware on March 13, 1998, (iii) the By-laws of the Company, (iv) the form of stock certificate for Common Stock of the Company, and
(v) such records of the corporate proceedings of the Company, such certificates of public officials and such other documents as we deemed necessary to render this opinion. We have assumed the genuineness of all signatures on all documents, the authenticity of all documents submitted to us as originals, and the conformity to the originals of all documents submitted to us as copies.

       Based on such examination and assumptions, we are of the opinion that:

       1. The Company is a corporation duly incorporated and existing under the laws of the State of Delaware; and

       2. The Shares have been duly authorized and when sold, issued, and paid for pursuant to the duly executed Underwriting Agreement (in substantially the form filed as an exhibit to the Registration Statement) will be validly issued, fully paid and nonassessable.
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       We hereby consent to the filing of this Opinion as an exhibit to the
Registration Statement and to the reference to us in the Prospectus which is part of the Registration Statement.

                                            Very truly yours,

                                            SHEA & GARDNER

                                            By: /s/ William R. Galeota
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                                                William R. Galeota, a partner